Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for The Northern Trust Company
Market	Subcustodian Legal Name	Subcustodian Legal Address
Argentina (Market Suspended)	Citibank, N.A.	Bartolome Mitre 502/30, (C1036AAJ) Buenos Aires, Argentina.
Australia	HSBC Bank Australia Limited	HSBC Custody and Clearing, 580 George Street, Sydney, NSW 2000, Australia.
Austria	UniCredit Bank Austria A.G	Julius Tandler-Platz 3, A-1090, Vienna.
Bahrain	HSBC Bank Middle East Limited	Custody & Clearing Dept, 2nd floor, Building No 2505, Road No 2832, Al Seef 428, Kingdom of Bahrain.
Bangladesh	Standard Chartered Bank	Standard Chartered Bank, Securities Services, Portlink Tower, 67 Gulshan Avenue, Gulshan, Dhaka-1212, Bangladesh.
Belgium	Deutsche Bank AG	Deutsche Bank AG, Filiale Amsterdam Custody & Clearing, Euronext Markets, Investor Services Global Transaction Banking De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
Bermuda	HSBC Bank Bermuda Limited	Bank of Bermuda Building, 6 Front Street, Hamilton, HM11 Bermuda.
Bosnia and Herzegovina (Federation of Bosnia-Herzegovina)	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Bosnia and Herzegovina (Republic of Srpska)	Raiffeisen Bank International AG	Am Stadtpark 9, 1030 Vienna, Austria.
Botswana	Standard Chartered Bank Botswana Limited	Standard House Building, Queens Road, P. O. Box 496, Gaborone, Botswana.
Brazil	Citibank, N.A.	Citibank N.A., Sao Paulo, Av Paulista, 1111, 12th Floor, Sao Paulo, SP 01311-920, Brazil.
Bulgaria	Citibank Europe plc	Serdika Offices, 10th floor, 48 Sitnyakovo Blvd. Sofia 1505, Bulgaria
Canada	The Northern Trust Company, Canada	145 King Street West, Suite 1910, Toronto, Ontario, M5H 1J8, Canada
CD's - EURO	Deutsche Bank AG, London Branch	Winchester House, 1 Great Winchester Street, London EC2N 2DB
Chile	Banco de Chile	Ahumada 251 Santiago, 8320206 Chile
China A Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120).
China B Share	HSBC Bank (China) Company Limited	33 Floor, HSBC Building, Shanghai ifc, 8 Century Avenue, Pudong, Shanghai, China (200120)
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 7 No. 71-21 Torre B, oficina 1201. Bogotá, Colombia
Costa Rica	Banco Nacional de Costa Rica	Ave 1 and 3 street 4th, Banco Nacional building 11th floor. San Jose, Costa Rica
Croatia	UniCredit Bank Austria A.G.	Julius Tandler-Platz 3, A-1090, Vienna.
Cyprus	Citibank International Limited	8 Othonos Street - 4th floor, Athens 10557, Greece
Czech Republic	UniCredit Bank Czech Republic and Slovakia, a. s.	UniCredit Bank Czech Republic and Slovakia, a. s. BB Centrum - Filadelfie Zeletavska 1525/1 140 92 Praha 4 - Michle
Denmark	Nordea Bank Danmark A/S	Nordea Bank Danmark A/S, Helgeshøj Allé 33, 0900 Tåstrup, Denmark.
Egypt	Citibank, N.A.	8 Ahmed Pasha Street, Garden City, Cairo, Egypt
Estonia	Swedbank AS	Liivalaia 8, 15040, Tallinn, Estonia
Euroclear	Euroclear Bank S.A./N.V.	1 Boulevard du Roi Albert II, B1210 Brussels, Belgium
Finland	Nordea Bank Finland plc	Aleksanterinkatu 36, 0200 Helsinki, Finland.
France	Deutsche Bank AG
Germany	Deutsche Bank AG	Taunusanlage 12 60262 Frankfurt am Main Germany
Ghana	Standard Chartered Bank Ghana Limited	Standard Chartered Bank, Standard Bank Building, High Street, P.O. Box 768, Accra, Ghana
Greece	Citibank International Limited	8 Othonos Street, 4th Floor, 10557 Athens, Greece
Hong Kong	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing HSBC Securities Services 2/F Tower 1 HSBC Centre 1 Sham Mong Road Kowloon Hong Kong
Hungary	UniCredit Bank Hungary Zrt	Szabadsag ter 5-6, HU-1054, Budapest, Hungary.
Iceland (Market Suspended)	Landsbankinn hf	Austurstraeti 11, Is-155 Reykjavik, Iceland
India	Citibank, N.A.	FIFC, 11th Floor, C-54 & C-55, G Block, Bandra Kurla Complex, Bandra - East, Mumbai 400051, India
Indonesia	Standard Chartered Bank	Menara Standard Chartered, 5th Floor, Jl. Prof. Dr. Satrio No. 164, Jakarta 12930, Indonesia
Ireland	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London, E145NT, United Kingdom
Israel	Bank Leumi Le-Israel BM	24-32 Yehuda Halevi Street, Tel-Aviv, Israel
Italy	Deutsche Bank SpA	DB1 - 1 Floor Piazza del Calendario 3 20126 Milan ITALY
Japan	The Hongkong and Shanghai Banking Corporation Limited	Custody and Clearing, 6F HSBC Building, 11-1 Nihonbashi 3-chome, Chuo-Ku, Tokyo, Japan, 103-0027
Jordan	Standard Chartered Bank plc, Jordan Branch	Al Thakafa Street, Shmeissani, PO Box 11191, Amman, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A, 2nd Floor, 41, Kazybek Bi street, Almaty, 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Standard Chartered Bank Kenya, 48 Westlands Road, P.O.Box 40984 -00100GPO, Nairobi, Kenya
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area, Hamad Al-Saqr Street, Kharafi Tower, G/1/2 Floors, PO Box 1683, Safat 13017, Kuwait
Latvia	Swedbank AS	Balasta dambis 1a, Riga, LV-1048, Latvia.
Lebanon	HSBC Bank Middle East Limited	PO Box 11-1380, Riad El Solh, Beirut 1107 2080
Lithuania	AB SEB Bankas	Gedimino pr. 12, LT-2600, Vilnius, Lithuania.
Luxembourg	Euroclear Bank S.A./N.V.	1 Boulevard du Roi Albert II B1210 Brussels Belgium
Malaysia	HSBC Bank Malaysia Berhad	Custody and Clearing, 12th Floor, South Tower, No.2 Leboh Ampang, 50100 Kuala Lumpur, Malaysia
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	HSBC Centre, 18 Cybercity, Ebene, Mauritius
Mexico	Banco Nationale de Mexico, S.A.	Banco Nacional de Mexico, S.A. (Banamex), Reforma 490 - Piso 3 Col. Sante Fe, C.P. 01219 Mexico DF
Morocco	Societe Generale Marocaine de Banques	55 Boulevard Abdelmoumen, 20100, Casablanca, Morocco
Namibia	Standard Bank Namibia Ltd	Standard Bank Center, Corner Werner List Street and Postal Street Mall - 2nd Floor, Windhoek, Namibia
Netherlands	Deutsche Bank AG	Deutsche Bank AG, Filiale Amsterdam Custody & Clearing, Euronext Markets, Investor Services Global Transaction Banking De Entree 99 - 197, 1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House, Level 9, 1 Queen Street, Auckland, New Zealand
Nigeria	Stanbic IBTC Bank Plc	PHYSICAL ADDRESS Walter Carrington Crescent, Victoria Island Lagos POSTAL ADDRESS PO Box 54746 Falomo Ikoyi Nigeria
Norway	Nordea Bank Norge ASA	Middelthuns gate 17, NO-0368, Oslo, Norway.
Oman	HSBC Bank Oman SAOG	Al Khuwair, PO Box 1727 PC 111, Seeb, Sultanate of Oman.
Pakistan	Citibank, N.A.	AWT Plaza, 1.1 Chundrigar Road, PO Box 4889, Karachi, Pakistan, 74200.
Palestinian Territories	HSBC Bank Middle East Limited	PO Box 2067, Ramallah, Palestine
Panama	Citibank, N.A.	Boulevard Punta Pacifica, Torre de las Americas, Apartado 0834-00555, Panama City, Panama
Peru	Citibank del Peru S.A.	WWSS - 3 er Piso, Av. Canaval y Moreyra#480, San Isidro, Lima 27 - Peru.
Philippines	The Hongkong and Shanghai Banking Corporation Limited	7/F HSBC Centre, 3058 Fifth Avenue West, Bonifacio Global City, Taguig City 1634, Philippines
Poland	Bank Polska Kasa Opieki SA	ul. Grzybowska 53/57, 00-950 Warszawa, Poland
Portugal	BNP Paribas Securities Services	Grands Moulins de Pantin, 9 rue du Débarcadère, 93500 Pantin - France
Qatar	HSBC Bank Middle East Limited	3rd Floor, Ali Bin Ali Building, Al Matar Street #950, BLDG 150, Ummghuwalina, Area 27, Doha, Qatar.
Romania	Citibank Europe plc	145 Calea Victoriei, 1st district, 010072, Bucharest, Romania
Russia	AO Citibank	8-10 bld.1 Gasheka Street, 125047 Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Building, 2nd Floor, Olaya Road, Al-Murooj, P O Box 9084, Riyadh 11413, Saudi Arabia.
Serbia	UniCredit Bank Austria A.G.	Julius Tandler-Platz 3, A-1090, Vienna, Austria.
Singapore	DBS Bank Ltd	10 Toh Guan Road, Level 04-11 (4B), Jurong Gateway, Singapore 608838
Slovakia	Citibank Europe plc	Mlynské nivy 43, 825 01 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140 SI-1000, Ljubljana, Slovenia.
South Africa	The Standard Bank of South Africa Limited	3 Simmonds Street, Johannesburg, 2001
South Korea	The Hongkong and Shanghai Banking Corporation Limited	The Hongkong and Shanghai Banking Corporation Limited 5th Floor, Sub-Custody and Clearing, HSBC Securities Services HSBC Building, 37, Chilpae-ro, Jung-Gu, Seoul, Korea, 100-161
Spain	Deutsche Bank SAE	Deutsche Bank SAE Paseo de la Castellana 18, 2804 Madrid
Sri Lanka	Standard Chartered Bank	Standard Chartered Bank, Securities Services Unit, 37, York Street, Colombo1, Sri Lanka
Swaziland	Standard Bank Swaziland Limited	Swazi Plaza, Mbabane, Swaziland
Sweden	Svenska Handelsbanken AB (publ)	Nordic Custody Services, Kungsträdgårdsgatan 2 SE-106 70, Stockholm, Sweden
Switzerland	Credit Suisse AG	Parade-platz 8, 8001, Zurich, Switzerland
Taiwan	Bank of Taiwan	49 Wu Chang Street, Sec. 1, Taipei 100, Taiwan, Republic of China.
Tanzania	Standard Chartered Bank (Mauritius) Limited	6th Floor, Raffles Tower, Cybercity, Ebene, Mauritius
Thailand	Citibank, N.A.	Securities and Fund Services, Citibank, N.A. Bangkok, 399 Interchange Building, Sukhumvit Road, Klongtoey Nua, Wattana District, Bangkok, 10110, Thailand
Trinidad and Tobago (Market Suspended)	Republic Bank Limited	9-17 Park Street, Port of Spain, Republic of Trinidad and Tobago
Tunisia	Banque Internationale Arabe de Tunisie	70-72 Avenue Habib Bourguiba, 1000 Tunis, Tunisia.
Turkey	Deutsche Bank A.S.	Esentepe Mahallesi Eski Buyukdere Caddesi No.209 Tekfen Tower, Kat17, 34394 Levent, Istanbul, Turkey
UAE	HSBC Bank Middle East Limited	Postal Address HSBC Financial Services (Middle East) Ltd PO Box 4604 Dubai United Arab Emirates Street Address 3rd Floor HSBC Building 312/45 Al Suq Road Bur Dubai United Arab Emirates
UAE - ADX	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 4, Building 5, PO Box 502601, Dubai, United Arab Emirates.
UAE - DFM	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 4, Building 5, PO Box 502601, Dubai, United Arab Emirates.
UAE - NASDAQ Dubai	HSBC Bank Middle East Limited	HSBC Securities Services, Emaar Square, Level 4, Building 5, PO Box 502601, Dubai, United Arab Emirates
Uganda	Standard Chartered Bank Uganda Limited	Standard Chartered Bank, 5 Speke Road, P.O. Box, 7111, Kampala, Uganda.
Ukraine	PJSC Citibank	16-G Dilova Street Kyiv 03150 Ukraine
United Kingdom	The Northern Trust Company, London	50 Bank Street, Canary Wharf, London, E14 5NT, United Kingdom
United States	The Northern Trust Company	50 South La Salle Street, Chicago, IL 60603, USA.
Uruguay	Banco Itau Uruguay S.A.	Zabala 1463, 11000 Montevideo, Uruguay.
Venezuela	Citibank, N.A.	Av. Casanova, C.C. el Recreo, Torre Norte, Piso 19 Caracas 1050, Venezuela
Vietnam	HSBC Bank (Vietnam) Ltd	Centre Point, 106 Nguyen Van Troi Street, Phu Nhuan District, Ho Chi Minh City, Vietnam.
West Africa (UEMOA)	Standard Chartered Bank (Mauritius) Limited (Hub arrangement used to access this market)	Units 6a and 6b Raffles Tower, Cyber City, Ebene, Mauritius
Zambia	Standard Chartered Bank Zambia plc	Standard Chartered Bank, Standard House, Cairo Road, P.O. Box 32238, Lusaka, Zambia.
Zimbabwe	Standard Chartered Bank (Mauritius) Limited (Hub arrangement used to access this market)	Units 6a and 6b Raffles Tower, Cyber City, Ebene, Mauritius